MALONE &BAILEY,
CERTIFIED PUBLIC ACCOUNTING FIRM

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM CONSENT

We consent to the use in this Registration Statement of Writers' Group Film Corp., on Form S-l of our report dated November 28,2007 for Writers' Group Film Corp. We also consent to the reference to us under the heading "Experts" in this registration statement.

Malone & Bailey, PC www.malone-bailey. com Houston, Texas

March 25, 2008

2925 Briarpark Drive, Suite 930 Houston, TX 77042

0. 713.343.4200 ext. 212 f. 713.266.1815 www.malone-bailey.com

Registered Public Company Accounting Oversight Board AICPA Center for Public Company Audit Firms Texas Society of Certified Public Accountants